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                                                                Exhibit 99



FOR IMMEDIATE RELEASE

Contact: Elliot Sloane/Darren Brandt             Starwood Lodging Trust:
         Edelman Financial                       Barry Sternlicht (203) 861-2100
         (212) 704-8126/(212) 704-4449           Ron Browan (607 852-3900
                                                 Debi Ford (602) 852-3900

         Sue Brush/Katie Meyer
         Westin Hotels & Resorts
         (206) 443-5285/(206) 443-5180
         or (212) 888-7000

             STARWOOD LODGING SIGNS DEFINITIVE AGREEMENT TO PURCHASE
                            WESTIN HOTELS & RESORTS;
        ACQUISITION WILL CREATE A GLOBAL BRANDED LEADER IN HOTEL INDUSTRY


 -- Creates fully integrated and branded owner/operator with international scope

   -- Enhances growth prospects through domestic and international scope and a proprietary base for acquisitions
                         -- Strengthens management team
                   -- Accretive to 1998 funds from operations
 -- Westin is the #1 Upscale Hotel Chain as ranked by J.D. Power and Associates

Phoenix, AZ, September 9, 1997 -- Starwood Lodging Trust and Starwood Lodging Corporation (collectively the "Company" or "Starwood", NYSE:HOT) today announced the execution of a definitive agreement to acquire Westin Hotels & Resorts ("Westin"), the oldest branded hotel management company in the United States and the highest ranked upscale hotel chain by Frequent Flyer Magazine and J.D. Power and Associates. The acquisition of Westin by Starwood, the nation's largest hotel real estate investment trust, provides Starwood with one of the hotel industry's premier brands, with combined system-wide revenues expected to exceed $4 billion. Westin owns, manages, franchises and represents 108 hotels, with approximately 47,800 rooms and resorts in 23 countries worldwide, with 26 additional projects under development. The transaction creates a company with 219 hotels located in 38 states including the District of Columbia, and 23 countries worldwide.


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Under the terms of the definitive agreement, Starwood will acquire Westin for a combination of securities, cash and assumed debt with an aggregate value of approximately $1.571 billion (based on yesterday's closing price of $49.4375 per share for Starwood). As part of the transaction, Starwood will acquire interests in 13 hotels currently owned by Westin, including such wholly owned hotels as The Westin Seattle, The Westin Cinncinatti and Westin Indianapolis. Starwood will also acquire three additional hotel properties recently acquired by Westin:
The Westin Tabor Center in Denver, The Westin Peachtree Plaza in Atlanta and The Westin Resort St. John in the U.S. Virgin Islands for an additional $258.6 million.

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The transaction is expected to close by January 31, 1998 and is subject to shareholder and regulatory approval. In connection with the transaction, Starwood Lodging Corporation will change its name to Westin Hotels & Resorts Worldwide, Inc. (the "new Westin"). Starwood Lodging Trust is also expected to change its name to Starwood Hotels and Resorts Trust. Starwood Lodging Trust and the new Westin will retain their paired-share structure and will continue to trade on the New York Stock Exchange under the symbol HOT.

Barry S. Sternlicht will continue as Chairman and CEO of Starwood Lodging Trust and will be appointed Chairman of the Board of the new Westin. Juergen Bartels, who has 40 years of experience in the hotel industry and is currently Chairman and CEO of Westin, will be appointed CEO of the new Westin.

The aggregate consideration for the transaction is as follows:

-    Cash in the amount of approximately $178,000,000
- the issuance of 6,285,783 shares of newly created Class A Exchangeable Preferred Stock of Starwood Lodging Trust
- the issuance of 5,294, 783 shares of newly created Class B Exchangeable Preferred Stock of Starwood Lodging Trust
- the issuance of 991,000 limited partnership units of SLT Realty Limited Partnership and SLC Operating Limited Partnership, exchangeable on a one for one basis for class B Exchangeable Preferred Stock of Starwood Lodging Trust or paired shares of Starwood Lodging Trust and Starwood Lodging Corporation.
-    Assumption of $1.030 billion of debt

The Class A and Class B Exchangeable Preferred Stock each has a dividend equivalent to the common stock. The Class A Exchangeable Preferred Stocks has a deminimus liquidation preference and closely equates to the economics of the common stock. The Class B Exchangeable Preferred Stock has a liquidation preference of $38.50 per share and after five years can be put to Starwood Lodging Trust at $38.50 per share.

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Starwood Lodging is currently exploring its full range of financing options and it is expected that the post-closing leverage of the combined company will approximate current levels. The pro-forma total capitalization for the combined company will exceed $6.3 billion.

The transaction is an important strategic step for Starwood and creates a fully integrated hotel owner/operator with a global brand that makes the combined company unique among hotel real estate investment trusts, and coupled with its paired-share structure, unique among hotel companies.

Recognized as a leading hotel chain among business travelers, Westin's hotels offer Starwood increased diversification beyond its already strong presence in major hotel markets such as Atlanta, Chicago, Dallas, Los Angeles, Seattle and San Francisco and opens up new domestic markets such as Indianapolis, San Antonio and Orlando. Starwood, with its asset base, will enable Westin to penetrate markets that Westin does not serve. The acquisition will also provide

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Starwood Lodging an immediate entry into the global hotel business through
Westin's presence in 23 countries worldwide. It is anticipated that shortly after closing Starwood will convert approximately 20 hotels to the Westin brand.

Starwood Lodging is purchasing Westin from a group of investors, including affiliates of Goldman Sachs & Co., and its partner The Edward Thomas Companies, Nomura Securities and affiliates of Starwood Capital Group. Goldman Sachs's principal investment areas will be entitled to designate one nominee for election to the Board of Trustees of Starwood Lodging Trust and one nominee for election to the Board of Directors of Starwood Lodging Corporation. Because Starwood Capital Group is an owner of Westin and Mr. Sternlicht serves as Chairman and CEO of Starwood Lodging Trust, special committees of outside trustees of Starwood Lodging Trust and outside directors of Starwood Lodging Corporation initiated and actively participated in the negotiations for the purchase of Westin on behalf of Starwood Lodging. The Chairmen of these committees are Stephen R. Quazzo, representing Starwood Lodging Trust and Daniel
W. Yih, representing Starwood Lodging Corporation. The committees have been advised by Morgan Stanley & Co. and E&Y Kenneth Leventhal.

The disinterested Trustees of Starwood Lodging Trust and the disinterested Directors of Starwood Lodging Corporation unanimously approved the transaction.



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Independent trustee Stephen Quazzo stated, "The process to acquire the Westin brand began nearly 12 months ago, has evolved in an orderly and measured fashion and we are excited to reach a successful conclusion. The transaction announced today represents the fruits of these long negotiations between the special committees and the sellers. Starwood overnight becomes a world leader in the profitable upscale, full service hotel segment. Given the strategic fit and bright future the combined company holds, we believe it was well worth the effort."

Independent director Daniel Yih commented, "The transaction is expected to be accretive to Starwood's 1998 funds from operations ("FFO") on a permanently financed basis. In addition, the transaction is priced attractively when compared to recent comparable transactions, such as Doubletree Hotels Corporation's merger with Promus Hotel Corporation, Patriot American's acquisition of Wyndham Hotel Corp. and Marriott Corp's acquisition of Renaissance Hotel Group N.V. Starwood is acquiring Westin at 13x Westin 1997 EBITDA and 10.9x Westin 1998 EBITDA."

Barry Sternlicht said, "The combination of Westin and Starwood is a terrific marriage. Westin is a company with a great brand with a small asset base with room for rapid expansion both domestically and abroad. Starwood is a company with a large domestic asset base but no proprietary brand and the addition of a brand will enable us to take full advantage of our superior paired-share structure. Of all the branded companies that have been for sale since we assumed control of Starwood, Westin is the only brand, other than Renaissance, that has both a pure upscale image and a significant global presence. Though Westin has grown its distribution and

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earnings quite dramatically over the last several years, it has not done so by sacrificing the quality of its brand or its guest experience as witnessed by the recent J.D. Power Award as the nation's best upscale brand.

Mr. Sternlicht continued, "The acquisition of Westin expands Starwood's growth prospects significantly. Juergen Bartels and his team have done an exceptional job of capturing market share, enhancing profitability for itself, the managed hotels and its franchisees and most importantly, reestablishing the brand with consumers. First, Westin adds significant management expertise in all areas of the hospitality business and tremendous management depth. The average company tenure of a Westin General Manager is over 15 years. Second, Westin provides Starwood valuable entry to global investment opportunities. Third, Westin provides Starwood a proprietary property base for acquisitions similar to the asset base Host Marriott enjoys from its relationship with Marriott. Fourth, Westin today enjoys significant internal growth from projects committed to and underway and Starwood provides the capital necessary to accelerate Westin's growth. Fifth, Westin enables Starwood to achieve franchise, management and


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other operational synergies that only a combined company of the scale of
Starwood and Westin scale could provide, while the asset conversions of Starwood hotels into Westin hotels will add to the critical mass that builds Westin's marketing clout. Sixth, Westin is positioned where we want to be and where we have worked to position Starwood in the last two years - firmly entrenched in the upscale, full-service end of the market where new construction has been limited and where the current industry recovery, we believe, is most sustainable.

Juergen Bartels, Chairman and CEO of Westin, commented, "We are delighted to join forces with Barry Sternlicht and his management team at Starwood. The combination of the benefits of Starwood's paired-share structure with the power of the Westin brand creates the opportunity to build a superior, high-end global service organization. We believe there are significant opportunities for revenue and profit growth through various cost-savings and synergies of the combined companies."

Bartels continued, "With a $60 million marketing program in place, Westin has invested in and created the infrastructure critical to supporting a global brand. We believe, with an average size property of 500 rooms, we are well-positioned for continued growth in the upscale, global hotel market."

Eric A. Danziger, CEO of Starwood Lodging Corporation, said, "This transaction is a major step forward for Starwood and establishes the company as the undisputed leader in the upscale hotel market segment. One of the distinguishing characteristics of Westin is the duration of its management contracts, with an average of 14 - 15 years. These are significantly longer than the industry average and provide a more predictable income stream for the company."

Stuart M. Rothenberg, a Goldman, Sachs & Co. managing director in the real estate principal area, commented, "We strongly believe in the long-term upside potential of the combined entity,


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and as such, have taken a substantial percentage of our consideration in
Starwood Lodging preferred stock and partnership units.

Mr. Sternlicht added, "We're delighted with Goldman Sachs's decision to invest in the future of Starwood."

In addition to the 91 Westin managed, franchised and represented properties in locations all over the world, an important component of the transaction is Starwood's acquisition of Westin's ownership interests in 16 Westin hotel properties totaling 8,819 rooms, that by the end of 1997, are expected to have undergone in excess of $165 million in renovations over the prior two years. The owned properties consist of:

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The Westin Seattle
Westin's $17.5 million investment in renovation of this signature hotel undertaken in l996 and l997 has re-established this circular, twin-towered landmark as one of Seattle's leading convention hotels. Each of the 865 rooms offers sweeping views of the city and Puget Sound. The hotel has been recognized with both the AAA four-diamond and the Gold Award for excellence in meetings from Meetings & Incentives Magazine.

The Westin Peachtree Plaza, Atlanta (partnerhsip)
The world's second tallest hotel, which was designed by John Portman, The Westin soars 73 stories above the Atlanta skyline. Its gleaming tower houses a five-story atrium lobby, 1068 guest rooms, 39 meeting rooms and excellent fitness facilities.

The Westin Cincinnati
Overlooking historic Fountain Square, this 448-room hotel features an impressive four-story atrium lobby. Its meeting facilities have earned the hotel the prestigious Pinnacle Award from Successful Meetings magazine. Recent renovations totaling $7.2 million include all guest rooms, corridors and the new Albee Restaurant.

The Westin Tabor Center, Denver
The hotel is near both the 70 shops in Tabor Center and Denver's financial and business districts. The AAA four-diamond award winner has 420 rooms, 20,000 square feet of meeting space, business center and indoor/outdoor swimming pool. Westin purchased the hotel earlier this year and is spending $2.6 million on renovations.

The Westin Ft. Lauderdale
Adjacent to a tranquil three-acre lagoon in Ft. Lauderdale's most prestigious office park, this hotel offers the perfect South Florida location. Featuring 294 rooms, the AAA four-diamond award winner recently added Alfiere's Meditterean Bistro as part of a $3.2 million renovation program.

The Westin Indianapolis
This AAA four-diamond hotel provides 573 rooms and is connected by skybridge to the Indiana Convention Center, RCA Dome and Circle Centre Mall. It is also across the street from the State Capitol Building.


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The Westin San Francisco Airport
A palm-lined driveway takes guests to this 388-room hotel that hosts over 300 corporate meetings every month. A $8.1 million renovation program resulted in the addition of Alfiere's Mediterrean Bistro, expanded meeting facilities and all-new guest rooms.


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The Westin Resort, St. John
Following the l997 purchase and extensive renovation program, this former 285 room Hyatt Hotel in the picturesque U.S. Virgin Islands will re-open on November 15 as The Westin Resort St. John.

The Westin St. Francis,  San Francisco  (Limited Partnership)
This historic flagship hotel is home to presidents, royalty and celebrities of every kind. A $60 million restoration of the 93-year old hotel has revived the lobby, ballrooms and 1192 newly appointed guest rooms. Institutional Investor magazine named the hotel among the "Top 100 Hotels in the World."

The Westin Michigan Avenue, Chicago (Partnership)
In the heart of the Windy City on the Magnificent Mile, The Westin has 739 rooms, 21 meeting rooms and health club. A $14.5 renovation program is being completed in 1997.

The Westin O'Hare, Chicago  (joint venture)
Strategically located nearby the world's busiest airport, the AAA four-diamond, Mobil four-star Westin O'Hare caters to discerning business travelers with a full-service business center, 46 meetings rooms and expansive health club, swimming pool and racquetball courts. It has 525 rooms and complimentary shuttle service to and from the airport.

The Westin Galleria, Dallas (joint venture)
In the famous Galleria Mall, the 423-room, AAA four-diamond award winning hotel is adjacent to 200 exclusive stores, an indoor ice rink and multi-screen theater. Recent renovations exceed $8.9 million.

The Westin South Coast Plaza, Orange County (lease)
This 390-room, AAA four-diamond hotel is found in one of America's most affluent neighborhoods. Westin is spending $3.4 million on upgrades. The hotel is connected by pedestrian bridge to one of America's premier shopping destinations with 250 stores. Renowned chef Joachim Splichal will open his Pinot restaurant at the hotel by mid next year. The Westin is also within walking distance of 50 other restaurants and is just minutes away from Disneyland, Knott's Berry Farm and Newport Beach.

The Westin Galleria and Oaks, Houston  (lease)
The two hotels anchor Houston's Galleria Shopping & Entertainment Complex complete with 325 shops, galleries and restaurants. The combined hotels offer 891 rooms, Texas-sized convention facilities, fitness centers, swimming pools, jogging track and putting green.


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Starwood Lodging Trust is the largest hotel REIT in the United States and conducts all of its business as general partner of SLT Realty Limited Partnership. Starwood Lodging Corporation, which conducts substantially all of its business as managing general partner of SLC Operating Limited Partnership, leases properties from the Trust and operates them directly or through third-party management companies.

Statements in this press release that are not strictly historical are "forward looking" statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Starwood Lodging believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Forward looking statements involve known and unknown risks which may cause the Company's actual results to differ materially from expected results. Factors that could cause results to differ materially from Starwood Lodging's expectations include, without limitation, completion of the acquisition described in this press release and future acquisitions, the availability of capital for acquisitions and for renovations, the ability to maintain existing franchise, management and representation agreements and to obtain new ones on current terms, competition within the lodging industry, the cyclicality of the real estate business and the hotel business, real estate and economic conditions and other risks detailed form time to time and the Company's SEC reports including quarterly reports on form 10K, reports on 8K and annual reports on form 10K.